Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June 30, 2006) pertaining to the Horizon Lines, Inc. Employee Stock Purchase Plan of our report dated February 15, 2006, with respect to the consolidated financial statements and schedule of Horizon Lines, Inc and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 25, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

June 30, 2006